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                                                              File No. 070-10128


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM U-1/A
                       POST-EFFECTIVE AMENDMENT NO. 12 TO
                             APPLICATION/DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                            CenterPoint Energy, Inc.
                                 1111 Louisiana
                              Houston, Texas 77002

                   (Name of company filing this statement and
                     address of principal executive office)

                            CenterPoint Energy, Inc.

                 (Name of top registered holding company parent)

                                 Rufus S. Scott
    Vice President, Deputy General Counsel and Assistant Corporate Secretary
                            CenterPoint Energy, Inc.
                                 1111 Louisiana
                              Houston, Texas 77002
                                 (713) 207-7451

                     (Name and address of agent for service)

   The Commission is also requested to send copies of all notices, orders and communications in connection with this Application/Declaration to:

Joanne C. Rutkowski                                    Margo S. Scholin
Baker Botts L.L.P.                                     Baker Botts L.L.P.
The Warner                                             3000 One Shell Plaza
1299 Pennsylvania Ave., N.W.                           Houston, Texas 77002-4995
Washington, DC 20004-2400                              (713) 229-1234
(202) 639-7700


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         CenterPoint Energy, Inc. hereby withdraws the Form U-1/A Post-Effective
Amendment No. 11 to Application/Declaration filed on July 15, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned has duly caused this Amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Date: September 22, 2004

CENTERPOINT ENERGY, INC.

By: /s/ Rufus S. Scott
    -------------------------
    Rufus S. Scott
    Vice President, Deputy General Counsel and Assistant Corporate Secretary CenterPoint Energy, Inc.